Sagebrush Gold Provides Shareholder Update

NEW YORK, October 13, 2011 (GLOBE NEWSWIRE) -- Sagebrush Gold, Ltd. (OTCBB: SAGE.OB - News) and Continental Resources Group (OTCBB: CRGC) jointly wish to release the following shareholder update:

Dear Sagebrush Gold Shareholder:

We are excited to report to you the accomplishments of Sagebrush Gold over the last three months and share with you the outlook for the future success of our business.

Earlier this year we decided to change our Company’s focus to become a successful gold mining and exploration company.    We believe we have hired the best management and consultants in the resource space. Before I go into further detail, we are pleased to report that recently the Company received a significant capital infusion from a very reputable and successful investor.

Financing and Investment

Our Company has attracted funding that will enable us to complete multiple phases of our exploration program.  Legendary investor Dr. Phillip Frost (Chairman of Teva Pharmaceuticals, Inc. (NASDAQ:TEVA), Ladenburg Thalmann & Co. (AMEX: LTS), OPKO Health, Inc. (NYSE:OPK)) has invested $5 million in our subordinated debt and convertible preferred stock.  Additionally, two European institutional investors increased their investment in the company by an additional $1.5 million in equity financing bringing their total investment to over $5 million.

In July, we acquired the assets and properties and assumed the liabilities of Continental Resources Group Inc. (CRGC: OTCBB), including approximately $12.5 million in cash.  We agreed to issue 4 shares of our common stock for each 5 shares of common stock of CRGC outstanding and also assumed the obligation to issue our warrants in exchange for CRGC warrants at the same ratio.  We are happy to report to you that our recapitalization from the Continental Resources Group acquisition is nearly complete.

Additions to Management

After entering the metals and mining space, our Company made additions to management who have significant experience in the resource space.  In the past 90 days, we have engaged Steve Alfers and Arthur Leger to join our company as a Senior Consultant to Management and Chief Geologist of Red Rock and Battle Mountain, respectively.  Mr. Alfers previously served as President of NewWest Gold Corporation, a Nevada based gold company that was sold for $187 million CAD to Fronteer Gold (which was later acquired by Newmont Mining for $2.3 billion).   Mr. Leger has spent over 35 years in the mining industry as a senior level exploration geologist and manager, primarily dedicating his career to gold exploration and mining in Nevada.  He is responsible for the discovery of over 10 million ounces of gold in his distinguished career.

Further, our Company has appointed Mr. David Rector as President and COO, Ms. Debra Struhsacker as an Environmental Consultant, and Mr. Steven Tibbals as the Relief Canyon Plant Engineer.  The additions to our Consulting Staff and Management provide us many years of knowledge and previous success to draw upon.  This experience will help us realize the full value of our assets as we commence our exploration and development program at Relief Canyon.

Relief Canyon Gold Mine Project

After a proposed acquisition of the Relief Canyon Gold Project by a Chinese investment group for $26 million was blocked by the US Government, Sagebrush Gold successfully bid and won the right to acquire the property out of bankruptcy.   The Relief Canyon Project is a past producing gold mine located in Pershing County, Nevada - on geological trend, and a stone’s throw away from several other past producing and current mines.  These mines include Coeur’s Rochester Mine and Midway Gold’s newly discovered Spring Valley project, a project that is currently being developed by Midway and Barrick Gold and contains over 4.1 million oz of gold according to those companies.  Relief Canyon possesses strong potential for near term production with an estimated 200,000 tons of crushed and stacked leached ore and over 7 million tons estimated of existing heaps.  The project has the infrastructure required to initiate heap leaching operations, including a full crushing system and a cement block constructed Adsorption- Desorption-Recovery (ADR) solution processing circuit. The ADR plant was originally installed by a previous operator (Pegasus), updated in 1995, and has been completely renovated with new equipment installed in 2007-2008.

The Management of Sagebrush Gold is particularly pleased with the Relief Canyon acquisition as it separates SAGE from the majority of resource companies.  Sagebrush Gold now owns a facility that has had greater than $20 million in CAPEX spent on it, that is well into the permitting stage, and that represents the potential for Sagebrush Gold to fast-track into gold production.

In only one month since acquiring the Relief Canyon Mine Project, our management was able to garner all federal and state approvals necessary to recommence exploration activities, following posting of just an additional $1.7 million bond with the Bureau of Land Management.  In the past 2 weeks, we have commenced drilling at Relief Canyon, aimed at drilling in and around the existing pits in order to grow the gold resource at Relief Canyon.  Drill results will be released as they are received by the Company.

Other Exploration

The Company acquired the Red Rock and Battle Mountain properties on June 8, 2011 and commenced a 14,000 foot exploration program on the highly prospective Red Rock property shortly thereafter.  To date, 9,626 feet of drilling has been completed and we are awaiting further assay results from ALS Minerals, an independent, global leader in analytical data service and metallurgy services for the mining industry. We intend to continue exploration activities and will continue to announce our drilling program and results.  We also will explore further opportunities for acquisitions of resource and mining properties.

By year end 2011, we anticipate that our Company will be able to create value from our now hidden and undervalued uranium assets.

In conclusion, we are happy to report to you, our shareholders, the efforts of our management team to provide additional value through a rededication of our company’s resources.  We are very enthusiastic about the prospects of our mining and exploration projects.  The Relief Canyon project gives our Company the potential to become a gold producer in the near term as we advance towards our ultimate goal of becoming a mid-tier gold producer.  Our addition of an extremely experienced and renowned Consultant Staff will help us fast-track towards this goal.

We are very excited about Sagebrush’s outlook and we look forward to sharing in the future success of our Company with you.

Sincerely,

Barry Honig,
Chairman,
Sagebrush Gold

David Rector
President & COO
Sagebrush Gold

About Sagebrush Gold, Ltd.
Sagebrush Gold, Ltd. is a junior gold exploration company focused on searching for world class resources and seeking out potentially significant gold exploration and development targets in Nevada's leading gold districts.

Legal Notice and Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

Sagebrush Gold, Ltd.
1640 Terrace Way
Walnut Creek, CA 94597

David Rector, President
877-705-9357
Barry Honig, Chairman
305-571-1000

Email: info@sagebrushgold.com
www.SagebrushGold.com